UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Crown Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

     N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Crown Holdings, Inc.

One Crown Way
Philadelphia, Pennsylvania 19154

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CROWN HOLDINGS, INC. (the “Company”) will be held at the Company’s office located at One Crown Way, Philadelphia, Pennsylvania on the 27th day of April 2006 at 9:30 a.m. to elect Directors; to ratify the appointment of independent auditors for the fiscal year ending December 31, 2006; to consider and act upon a resolution to adopt the 2006 Stock-Based Incentive Compensation Plan, which resolution the Board of Directors unanimously recommends; and to transact such other business as may properly come before the Meeting.

The stock transfer books of the Company will not be closed prior to the Meeting. Only Shareholders of Common Stock of record as of the close of business on March 14, 2006 will be entitled to vote.

By Order of the Board of Directors

WILLIAM T. GALLAGHER
Senior Vice President, Secretary &
General Counsel

Philadelphia, Pennsylvania
March 24, 2006

WE CORDIALLY INVITE YOU AND HOPE THAT YOU WILL ATTEND THE
MEETING IN PERSON, BUT, IF YOU ARE UNABLE TO ATTEND,
THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE PROXY
AND RETURN IT, WITHOUT DELAY, IN THE ENCLOSED ENVELOPE
OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE
INTERNET AS DESCRIBED ON THE PROXY CARD.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Crown Holdings, Inc.

One Crown Way
Philadelphia, Pennsylvania 19154

PROXY STATEMENT - MEETING, April 27, 2006

TO ALL SHAREHOLDERS:

The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 27, 2006, and, if properly executed, shares represented thereby will be voted by the named Proxies at such Meeting. The cost of soliciting proxies will be borne by the Company. The Company has engaged D.F. King & Co., Inc. (“King”) to assist in the solicitation of proxies for a fee of $9,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered by King in connection with such solicitation. Certain Officers and employees of the Company may also solicit proxies by mail, telephone, facsimile or in person without any extra compensation. Any Shareholder giving a Proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated Proxy or by voting in person at the Meeting.

The persons named as Proxies were selected by the Board of Directors of the Company, and all are Officers of the Company.

The Annual Report for the year ended December 31, 2005, containing audited financial statements, is being mailed to Shareholders contemporaneously with this Proxy Statement and accompanying Proxy, i.e., on or about March 24, 2006.

On March 3, 2006, there were 167,534,780 outstanding shares of Common Stock, par value $5.00 per share (“Common Stock”).

Shareholders of Common Stock of record as of March 14, 2006 are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Shareholders may be represented by proxy at the Meeting by completing and returning the Proxy or voting by telephone or by Internet. The presence, in person or by proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Proxies solicited herein will be voted, and if the person solicited specifies by means of the ballot provided in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. Votes withheld from Director nominees, abstentions and broker non-votes will be counted in determining the presence of a quorum. Under Pennsylvania law and the Company’s By-Laws, votes withheld from Director nominees, abstentions and broker non-votes are not considered to be “votes” and, therefore, will not be given effect either as affirmative or negative votes. Directors are elected by plurality vote. Other matters are determined by a majority of the votes cast.

The Company has, to its knowledge, no beneficial owner of more than 5 percent of the Common Stock outstanding as of March 3, 2006.

ELECTION OF DIRECTORS

The persons named in the Proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating and Corporate Governance Committee of the Board of Directors does not believe will happen, the persons named in the Proxy will vote for the remaining nominees and others who may be selected by the Board of Directors.

The By-Laws of the Company provide for a variable number of Directors from 10 to 18. The Board of Directors has currently fixed the number of Directors at 12. It is intended that the Proxies will be voted for the election of the 12 nominees named below as Directors, and no more than 12 will be nominated by the Company. The principal occupations stated below are the occupations which the nominees have had during at least the last five years.

One of the Company’s current Directors, Jim L. Turner, has not previously been elected by the Shareholders. Mr. Turner was recommended by the Company’s Chairman of the Board, President and Chief Executive Officer.

The Board of Directors recommends that Shareholders vote FOR election of each of the nominees named below. The names of the nominees and information concerning them and their associations as of March 3, 2006, as furnished by the nominees, follow.

Name	Age	Principal Occupation	Year Became Director
Jenne K. Britell (b)	63	Chairman and Chief Executive Officer of Structured Ventures; former Executive Officer of several General Electric financial services companies; also a Director of Lincoln National Corporation, Aames Investment Corporation, U.S.-Russia Investment Fund, Quest Diagnostics and West Pharmaceutical Services	2000
John W. Conway (a)	60	Chairman of the Board, President and Chief Executive Officer; also a Director of PPL Corporation	1997

Arnold W. Donald (c)	51	President and Chief Executive Officer of The Juvenile Diabetes Research Foundation International; former Chairman and Chief Executive Officer of Merisant Company; also a Director of Oil-Dri Corporation of America, Carnival Corporation, The Scotts Company, The Laclede Group and Russell Corporation	1999

Marie L. Garibaldi (d)	71	Former Associate Justice of the Supreme Court of New Jersey	2000

William G. Little (b), (d)	63	Former Chairman and Chief Executive Officer of West Pharmaceutical Services; also a Director of Constar International and Ligocyte Pharmaceuticals	2003

Name	Age	Principal Occupation	Year Became Director
Hans J. Löliger (c), (d)	63	Vice Chairman of Winter Group; former Chief Executive Officer of SICPA Group; also a Director of Fritz Meyer Holding, Cronat Holding and Bühler Holding	2001
Thomas A. Ralph	65	Partner, Dechert LLP	1998
Hugues du Rouret (b)	67	Chairman of Beaulieu Patrimoine; former Chairman and Chief Executive Officer of Shell France; also a Director of Gras Savoye and Banque Saint-Olive	2001
Alan W. Rutherford (a)	62	Vice Chairman of the Board, Executive Vice President and Chief Financial Officer	1991
Harold A. Sorgenti (a), (c), (d)	71	General Partner of Sorgenti Investment Partners; former Chief Executive Officer of Arco Chemical and former Chairman of Freedom Chemical; also a Director of Philadelphia Facilities Management Corporation	1990
Jim L. Turner (c)	60	Principal of JLT Beverages L.P.; former Chairman, President and Chief Executive Officer of Dr. Pepper/Seven Up Bottling Group; also Treasurer of American Beverage Association and a Director of Baylor Health Care System, Baylor University and Dean Foods	2005
William S. Urkiel (b)	60	Former Senior Vice President and Chief Financial Officer of IKON Office Solutions	2004

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(a) Member of the Executive Committee	(c)	Member of the Compensation Committee
(b) Member of the Audit Committee	(d)	Member of the Nominating and Corporate Governance Committee

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COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 3, 2006, the number of shares of Common Stock beneficially owned by each Director, the Company’s five Executive Officers who were the highest paid during 2005 and all Directors and Executive Officers as a group. The Directors and Executive Officers of the Company have sole voting and investment power with respect to the securities of the Company listed in the table below.

Name	Amount of Securities of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares
William R. Apted(1)	382,628	*
Jenne K. Britell	62,946	*
John W. Conway(2)(3)	2,142,472	1.28%
Arnold W. Donald	61,753	*
Marie L. Garibaldi	43,753	*
William G. Little	10,627	*
Hans J. Löliger	41,225	*
Frank J. Mechura(4)	589,894	*
Thomas A. Ralph	42,453	*
Hugues du Rouret	30,730	*
Alan W. Rutherford(3)(5)	1,487,224	*
Harold A. Sorgenti	57,503	*
Jim L. Turner	841	*
William S. Urkiel	4,560	*
William H. Voss(6)	431,369	*
Directors and Executive Officers as a Group of 17(3)(7)	5,784,280	3.45%
_______________________________________

*Less than 1%.
(1)	Includes 264,250 shares of Common Stock subject to presently exercisable options held by Mr. Apted.
(2)	Includes 1,591,000 shares of Common Stock subject to presently exercisable options held by Mr. Conway.
(3)
Excludes 5,740,815 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (the “Trust Shares”). Messrs. Conway and Rutherford are each members of the Benefits Plan Investment Committee of the trust, which has sole voting and dispositive power with respect to the Trust Shares, but disclaim beneficial ownership of the Trust Shares.

(4)	Includes 452,750 shares of Common Stock subject to presently exercisable options held by Mr. Mechura.
(5)	Includes 1,248,000 shares of Common Stock subject to presently exercisable options held by Mr. Rutherford.
(6)	Includes 375,500 shares of Common Stock subject to presently exercisable options held by Mr. Voss.
(7)	Includes 4,274,000 shares of Common Stock subject to presently exercisable options held by certain Directors and Executive Officers.

CORPORATE GOVERNANCE

Meetings of the Board of Directors. In 2005, there were seven meetings of the Board of Directors. Each incumbent Director of the Company attended at least 75% of the aggregate meetings held by the Board of Directors and by the Committees on which he or she served.

Attendance at the Annual Meeting. Under the Company’s Corporate Governance Guidelines, members of the Board of Directors are expected to attend the Company’s Annual Meeting of Shareholders. Last year, each of the Directors serving on the Board at the time attended the Annual Meeting of Shareholders.

Director Independence. The Board of Directors has determined that Jenne K. Britell, Arnold W. Donald, Marie L. Garibaldi, William G. Little, Hans J. Löliger, Hugues du Rouret, Harold A. Sorgenti, Jim L. Turner and William S. Urkiel are “independent” under the listing standards of the New York Stock Exchange. The Board made this determination based on the absence of any of the express disqualifying criteria set forth in the listing standards and in compliance with the Company’s By-Laws, which require that a majority of the Board nominees be “Independent Directors.” A person is an “Independent Director” under the Company’s By-Laws if the Director is a person who: (1) is not and has not been employed by the Company or any of its subsidiaries in an executive capacity within the five years immediately prior to such person’s nomination; (2) is not (and is not affiliated with a company or a firm that is) a regular advisor or consultant, for compensation, to the Company or any of its subsidiaries; (3) is not affiliated with a regular and significant customer or supplier of the Company or any of its subsidiaries; (4) does not have a personal services contract with the Company or any of its subsidiaries; (5) is not affiliated with a tax-exempt entity that receives significant contributions from the Company or any of its subsidiaries; and (6) is not a spouse, parent, sibling or child of any person described in (1) through (5), above. Of the remaining Directors, John W. Conway and Alan W. Rutherford are Executive Officers of the Company, and Thomas A. Ralph is a partner in the law firm of Dechert LLP, which performed services for the Company in 2005.

Director Compensation. Directors who are also employees of the Company receive no additional compensation for services as a Director. Directors who are not employees of the Company receive cash base Director’s fees, annual grants of Company Common Stock and cash Committee fees and attendance fees. Cash base Director’s fees are $40,000 annually, and cash meeting attendance fees are $1,500 per meeting. Annual grants of Company Common Stock consist of $60,000 of Company Common Stock under the current Stock Compensation Plan for Non-Employee Directors. Cash Committee fees are as follows: for the Audit Committee, $15,000 annually for the Chairperson and $10,000 annually for the other members; for other Committees, $10,000 annually for the Chairperson and $7,500 annually for the other members; for the Chairman of the Nominating and Corporate Governance Committee, an additional $10,000 annually for services as Presiding Director; and for all Committee members, an attendance fee of $1,500 per Committee meeting. In addition, each Non-Employee Director first elected to the Board of Directors on or before April 26, 2001 has been granted 3,000 shares of Company Common Stock subject to certain restrictions which lapse as to one-fifth of such shares each year over a five-year period. The Company discontinued the Pension Plan for Outside Directors as to Directors elected after July 24, 1997. Non-employee Directors first elected to the Board of Directors on or before July 24, 1997 also participate in the Company’s Pension Plan for Outside Directors, which provides monthly retirement benefits equal to 1/12 of the sum of (x) 50% of the base annual Director’s fee and (y) 10% of the base annual Director’s fee for each full year of service in excess of five, up to an annual maximum benefit of 100% of the base annual Director’s fee. Directors may defer receipt of all, or any part, of their Director’s fees through participation in the Company’s Deferred Compensation Plan for Directors.

Director Stock Ownership. After four years of service on the Board of Directors, Non-Employee Directors are required to hold Company Common Stock having a market value of at least $200,000.

Audit Committee. In 2005, the Audit Committee had nine meetings. The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company’s independent auditors. The current members of the Audit Committee are Dr. Britell and Messrs. Little, du Rouret and Urkiel. Dr. Britell serves as Chairperson of the Committee. The Board of Directors has determined that the Directors who serve on the Audit Committee are all “independent” as defined in the listing standards of the New York Stock Exchange and that Dr. Britell is an “audit committee financial expert” within the meaning of SEC regulations. The Board of Directors has adopted a written Audit Committee Charter.

Compensation Committee. In 2005, the Compensation Committee met three times. The Compensation Committee is responsible for the review of the executive compensation program. The current members of the Compensation Committee are Messrs. Donald, Löliger, Sorgenti and Turner, each of whom is “independent” under the listing standards of the New York Stock Exchange. Mr. Löliger serves as Chairperson of the Compensation Committee. The Board of Directors has adopted a written Compensation Committee Charter.

Nominating and Corporate Governance Committee. There were two meetings of the Nominating and Corporate Governance Committee in 2005. The current members of the Nominating and Corporate Governance Committee are Justice Garibaldi and Messrs. Little, Löliger and Sorgenti, each of whom is “independent” under the listing standards of the New York Stock Exchange. Mr. Sorgenti serves as Chairperson of the Nominating and Corporate Governance Committee. The Board of Directors has adopted a written Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors and recommending individuals to the Board as Director nominees. The Committee also oversees the annual self-evaluation of the Board of Directors and its committees and the annual evaluation of management by the Board of Directors, makes recommendations to the Board of Directors regarding the membership of committees of the Board of Directors and performs other corporate governance functions. Consistent with the Company’s Corporate Governance Guidelines, the Committee seeks nominees committed to upholding the highest standards of personal and professional integrity and representing the interests of all shareholders, not particular shareholder constituencies. The Committee identifies nominees for Director by first evaluating the current members of the Board willing to continue in service. In addition, the Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected because of retirement or otherwise and whether the Board needs Directors with particular skills or experience. To identify and evaluate potential candidates for the Board, the Committee solicits ideas for possible nominees from a number of sources, which may include current Board members, senior-level Company executives and professional search firms. The Committee will also consider candidates properly submitted by Company Shareholders. Candidates for the Board are evaluated through a process that may include background and reference checks, personal interviews with members of the Committee and a review of the candidate’s qualifications and other relevant characteristics.

Shareholders who wish to suggest qualified candidates may write, via Certified Mail-Return Receipt Requested, to the Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, PA 19154, stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each nominee affirming that he or she will agree to serve as a Director of the Company if elected by Shareholders. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See “Proposals of Shareholders” for information on bringing nominations for the Board of Directors at the 2007 Annual Meeting.

Executive Sessions. Under the Company’s Corporate Governance Guidelines, the Non-Management Directors of the Company meet periodically at regularly scheduled executive sessions without Management Directors. The Chairperson of the Nominating and Corporate Governance Committee, currently Mr. Sorgenti, serves as the Presiding Director at such meetings.

Communications with the Board of Directors. Shareholders and other interested parties who wish to send communications on any topic to the Presiding Director, the Non-Management Directors or the Board as a whole may do so by writing to Harold A. Sorgenti, Chairperson of the Nominating and Corporate Governance Committee, c/o Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, PA 19154. Communications will be forwarded to all Directors if they relate to substantive matters and include information, suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee, with the assistance of the Corporate Secretary, deems appropriate for consideration by the full Board.

Code of Business Conduct and Ethics. The Company has a Code of Business Conduct and Ethics that applies to all Directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.crowncork.com/Investors/Corporate_Governance.html and is also available in print to any Shareholder who requests it. The Company intends to disclose amendments to and waivers of the Code of Business Conduct and Ethics on the Company’s website.

Company Website. The Company’s Corporate Governance Guidelines and the Charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are available on the Company’s website at www.crowncork.com/Investors/Corporate_Governance.html. These documents are also available in print to any Shareholder who requests them.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation earned during each of the Company’s last three fiscal years by the Company’s five Executive Officers who were the highest paid during 2005:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
						Shares of
				Other		Common
				Annual	Restricted	Stock	All Other
Name & Principal				Compen-	Stock	Underlying	Compen-
Position	Year	Salary	Bonus	sation(1)(2)	Awards(3)	Options	sation(4)
		($)	($)	($)	($)	(#)	($)
John W. Conway	2005	1,075,000	3,708,750	—	3,575,752	0	18,461
- Chairman of the Board,	2004	900,000	1,710,000	—	—	650,000	18,386
President and	2003	900,000	1,282,500	—	—	0	18,311
Chief Executive Officer
Alan W. Rutherford	2005	700,000	1,890,000	—	1,169,998	0	—
- Vice Chairman of the Board,	2004	545,000	872,000	—	—	500,000	—
Executive Vice President and	2003	545,000	654,000	—	—	0	—
Chief Financial Officer
William R. Apted	2005	550,000	1,402,500	250,901	907,497	0	—
- President - European	2004	450,000	675,000	230,041	—	275,000	—
Division	2003	450,000	492,458	184,854	—	0	—
Frank J. Mechura	2005	550,000	1,402,500	—	907,497	0	11,672
- President - Americas	2004	450,000	675,000	—	—	275,000	11,597
Division	2003	450,000	386,438	—	—	0	11,522
William H. Voss	2005	350,000	787,500	115,031	450,003	0	23,354
- President - Asia-Pacific	2004	310,000	465,000	141,309	—	210,000	23,323
Division	2003	310,000	552,002	173,933	—	0	23,248

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(1)	The amount of perquisite and other personal benefits for Messrs. Conway, Rutherford and Mechura did not exceed the lesser of $50,000 or 10% of the total of annual salary plus bonus.
(2)
Nearly all of the amounts listed for Messrs. Apted and Voss were paid in respect of their overseas service in Paris and Singapore, respectively, including overseas housing expense allowances to Mr. Apted of $73,858 in 2005, $72,867 in 2004 and $61,954 in 2003 and to Mr. Voss of $46,810 in 2005, $46,611 in 2004 and $64,357 in 2003 and also including Canadian tax equalization payments by the Company for Mr. Apted of $137,914 in 2005, $105,110 in 2004 and $76,467 in 2003 and U.S. tax equalization payments by the Company for Mr. Voss of $0 in 2005, $34,750 in 2004 and $37,172 in 2003.

(3)
The amounts shown are the value of the restricted stock awards on the date of grant. Each award vests over time and is subject to the executive’s continued employment with the Company. On January 7, 2005, the Named Executive Officers were awarded the following number of shares of restricted stock: Mr. Conway - 274,004, Mr. Rutherford - 89,655, Mr. Apted - 69,540, Mr. Mechura - 69,540 and Mr. Voss - 34,483. The awards vest one-third per year on each of the first, second and third anniversaries of the grant date.

(4)
The amounts shown in this column for Mr. Conway represent $15,311 of life insurance premiums in each of 2005, 2004 and 2003 and $3,150, $3,075 and $3,000 contributed to the 401(k) Retirement Savings Plan in such years, for Mr. Mechura represent $8,522 of life insurance premiums in each of 2005, 2004 and 2003 and $3,150, $3,075 and $3,000 contributed to the 401(k) Retirement Savings Plan in such years and for Mr. Voss represent $20,248 of life insurance premiums in each of 2005, 2004 and 2003 and $3,106, $3,075 and $3,000 contributed to the 401(k) Retirement Savings Plan in such years. Any benefits paid pursuant to the above-referenced insurance policies are credited against amounts payable to the Executive Officer under the Senior Executive Retirement Plan.

Effective January 3, 2000, the Company entered into employment agreements with John W. Conway and Alan W. Rutherford. Effective July 22, 2004, the Company entered into employment agreements with William R. Apted, Frank J. Mechura and William H. Voss. The agreements for Messrs. Conway and Rutherford are each for a five-year term, and the agreements for Messrs. Apted, Mechura and Voss are each for a three-year term. All of the agreements provide for automatic one-year extensions each year and terminate when the executive reaches age 65. The agreements provide for a base salary that is periodically reviewed and may be increased in accordance with the Company’s regular compensation review policy. In addition, each of the executives has the opportunity to receive an annual bonus under the Company’s executive bonus plans and awards under the Company’s Stock-Based Incentive Compensation Plans commensurate with each executive’s position with the Company. The agreements also entitle each of the executives to participate in the Company’s qualified retirement plans, Senior Executive Retirement Plan and other employee benefit plans and programs in accordance with the terms of those plans and programs.

Messrs. Conway and Rutherford have agreed that, during their employment and for two years thereafter, they shall not compete with the Company or solicit Company employees to terminate employment with the Company. Messrs. Apted, Mechura and Voss are all subject to a similar non-competition provision which is limited to a one year post-employment period.

Under the agreements, if an executive’s employment is terminated because of death or disability, the Company will pay the executive (or his estate, if applicable) his base salary through the date of termination and any vested retirement, incentive or other benefits. In addition, Messrs. Conway and Rutherford (or their estates, if applicable) are entitled to salary continuation through the end of the calendar year in which their death or disability occurs. If an executive’s employment terminates because of his retirement, the Company will pay to the executive his base salary through his date of retirement and any vested retirement, incentive or other benefits. If an executive’s employment with the Company is terminated for “Cause,” the Company will pay to the executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits.

Under the agreements for Messrs. Conway and Rutherford, if the employment of the executive is terminated by the Company without Cause or by the executive for “Good Reason” prior to a “Change in Control,” in addition to the executive’s base salary through the date of termination, the Company will pay to the executive a lump sum payment equal to the sum of (i) his expected annual bonus payment, (ii) any previously earned bonus payment and (iii) an amount equal to three times the sum of the executive’s base salary and his average bonus over the prior three years. Under the agreements for Messrs. Apted, Mechura and Voss, upon the termination of the executive under such circumstances, the Company will pay to the executive (i) his base salary through the date of termination, (ii) salary continuation for a one year period in accordance with the Company’s normal payroll practice, and (iii) a lump sum equal to the executive’s target bonus for the year of termination. In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits.

If the employment of Mr. Conway or Mr. Rutherford is terminated by the Company without Cause or by the executive for Good Reason during the one year period following a Change in Control, such executive will be entitled to the same payments and benefits described in the preceding paragraph, and all stock options and restricted stock granted to such executive by the Company will become fully vested and, in the case of stock options, immediately exercisable. Upon the termination of Mr. Apted, Mr. Mechura or Mr. Voss by the Company without Cause or by such executive for Good Reason during the one year period following a Change in Control, the Company will pay to such executive (i) his base salary though the date of termination, (ii) a lump sum equal to two times the sum of the executive’s base salary and his average bonus over the prior three years, (iii) a lump sum equal to such executive’s target bonus for the year of termination, and (iv) all stock options and restricted stock granted to such executive by the Company will become fully vested and, in the case of stock options, immediately exercisable.

If an executive voluntarily terminates his employment without Good Reason, the Company will pay to the executive his base salary through his date of termination, a pro-rated annual bonus for the year of termination, and any vested retirement, incentive or other benefits.

To the extent an executive would be subject to the excise tax under Section 4999 of the Internal Revenue Code on the amounts or benefits to be received from the Company and required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code, the Company will pay to the executive an additional amount so that the executive will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment.

Mr. Mechura borrowed $50,000 on June 19, 1997 and $65,000 on June 3, 2002 from the Company in connection with relocation and housing. The loans were payable on demand and accrued interest at the prime rate. Mr. Mechura repaid $148,538, the full amount of principal and accrued interest on these loans, on February 28, 2005.

Option Grants In Last Fiscal Year

The Company’s Stock-Based Incentive Compensation Plans are administered by a committee of the Board of Directors. Options were available for grant under only the 2001 and 2004 Plans. The Company did not grant any Stock Options under these plans in the last fiscal year to the five Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
				Securities		Value of Unexercised
				Underlying Unexercised		In-The-Money Options
	Shares Acquired		Value	Options at 12/31/05		at 12/31/05 (2)
	Upon Exercise		Realized (1)	Exercisable/Unexercisable		Exercisable/Unexercisable
	(#)		($)	(#)
John W. Conway	1994 Plan	0	0	87,000 /	0	0 /	0
1997 Plan		0	0	666,500 /	0	2,780,700 /	0
2001 Plan		0	0	885,000 /	75,000	12,817,800 /	808,500
2004 Plan		0	0	375,000 /	125,000	4,098,750 /	1,366,250

Alan W. Rutherford	1994 Plan	0	0	110,000 /	0	0 /	0
1997 Plan		0	0	463,000 /	0	2,176,200 /	0
2001 Plan		360,000	5,245,200	350,000 /	50,000	4,808,000 /	539,000
2004 Plan		0	0	300,000 /	100,000	3,279,000 /	1,093,000

William R. Apted	1990 Plan	0	0	15,000 /	0	0 /	0
1994 Plan		0	0	7,500 /	0	0 /	0
1997 Plan		70,000	657,300	193,000 /	0	2,134,500 /	0
2001 Plan		50,000	682,500	37,500 /	37,500	404,250 /	404,250
2004 Plan		0	0	150,000 /	50,000	1,639,500 /	546,500

Frank J. Mechura	1990 Plan	0	0	20,000 /	0	0 /	0
1994 Plan		0	0	24,000 /	0	0 /	0
1997 Plan		0	0	202,500 /	0	2,618,100 /	0
2001 Plan		80,000	827,200	37,500 /	37,500	404,250 /	404,250
2004 Plan		0	0	150,000 /	50,000	1,639,500 /	546,500

William H. Voss	1990 Plan	0	0	71,500 /	0	0 /	0
1994 Plan		0	0	41,000 /	0	0 /	0
1997 Plan		0	0	218,000 /	0	2,027,500 /	0
2001 Plan		50,000	570,900	30,000 /	30,000	323,400 /	323,400
2004 Plan		112,500	1,118,250	0 /	37,500	0 /	409,875
-------------------------------------------------------
(1)	Value Realized is the difference between the price of the Company Common Stock on the date exercised and the option exercise price.
(2)	Value of the Unexercised Options is the difference between the closing market price on December 31, 2005 of the Company Common Stock and the option exercise price.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of the Company’s Common Stock that may be issued under its equity compensation plans:
				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance under
	to Be Issued upon		Weighted-Average	Equity Compensation
	Exercise of		Exercise Price of	Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans
approved by security holders	12,137,048	(1)	$15.01	1,385,053	(2)
Equity compensation plans
not approved by security holders	0		N/A	0
Total	12,137,048		$15.01	1,385,053

(1)	Includes the 1990, 1994, 1997, 2001 and 2004 Stock-Based Incentive Compensation Plans.
(2)
Includes 203,125, 986,554 and 195,374 shares available for issuance at December 31, 2005 under the 2001 Stock-Based Incentive Compensation Plan, the 2004 Stock-Based Incentive Compensation Plan and the Company’s Stock Purchase Plan, respectively. The table does not include any shares available for issuance under the Stock Compensation Plan for Non-Employee Directors in effect in 2005 because the number of shares issuable under the Plan is determined by a formula based on the market price of the Common Stock of the Company at the time of grant. In 2005, 35,308 shares of Common Stock, representing quarterly grants to each Non-Employee Director, worth $12,500 in the first quarter and $15,000 in the second, third and fourth quarter, were granted under that Plan.

Retirement Programs

The Company maintains a Pension Plan (“Pension Plan”) for certain eligible employees in the United States meeting minimum eligibility requirements in which four Named Executive Officers (Messrs. Conway, Rutherford, Mechura and Voss) participate. The Pension Plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years. For purposes of the Pension Plan, earnings consist of salary excluding any bonus. These average earnings are multiplied by 1.25%. This result is then multiplied by years of service, which yields the annual Company-funded pension benefit. Under federal law for 2006, benefits from a qualified retirement plan are limited to $175,000 per year and may be based only on the first $220,000 of an employee’s annual earnings. The benefits payable under the Pension Plan are generally not subject to reduction for Social Security or other offset amounts.

For illustration purposes, the following table shows estimated maximum annual Company-funded retirement benefits payable from the Pension Plan to employees who retire at age 65, assuming the employees receive their benefit as a single life annuity, without survivor benefits:

Final
Average		Years of Service
Earnings	25	30	35	40	45
$ 50,000	$15,625	$18,750	$21,875	$ 25,000	$ 28,125
100,000	31,250	37,500	43,750	50,000	56,250
150,000	46,875	56,250	65,625	75,000	84,375
220,000	68,750	82,500	96,250	110,000	123,750
and above

The Company also maintains the Senior Executive Retirement Plan (“SERP”) in which eleven key executives, including the five Named Executive Officers, participate. In general, the annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.25% of the average of the five highest consecutive years of earnings (determined without regard to the limits imposed on tax qualified plans) times years of service up to twenty years plus (ii) 1.67% of such earnings for the next fifteen years plus (iii) at the discretion of the Compensation Committee, 1% of such earnings for years of service beyond thirty-five less (iv) Social Security old-age benefits and the Company-funded portion of the executive’s Pension Plan benefits and 401(k) Retirement Savings Plan benefits. Based upon the above, the annual benefit, estimated as of December 31, 2005, under the SERP at the retirement age of 65, assuming each executive’s current base salary for 2006, annual salary increases of 5% and that the executive achieves the current target bonus under the Company’s executive bonus plan, would be $1,945,069 for Mr. Conway, $1,002,522 for Mr. Rutherford, $472,548 for Mr. Apted, $756,087 for Mr. Mechura and $400,230 for Mr. Voss.

Participants in the SERP may elect to take all or part of their annual retirement benefit in a lump sum at retirement, the amount of which is determined by present valuing the actuarially determined future annual payments. The SERP also provides a lump-sum death benefit of five times the annual retirement benefit and subsidized survivor benefits.

SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or employment termination (other than for cause) after a change in control of the Company. A “change in control” under the SERP occurs if: 1) a person (other than a Company employee benefit plan) becomes the beneficial owner of 25% or more of the voting power of the Company; 2) over a two year period Directors at the beginning of the period and new Directors approved by such Directors cease to constitute a majority of the Board; or 3) the Shareholders approve certain mergers or consolidations, a sale of substantially all of the Company’s assets or a complete liquidation of the Company.

Years of service credited under the Pension Plan and the SERP for the above-Named Executive Officers are: Mr. Conway - 31 years, Mr. Rutherford - 32 years, Mr. Apted - 9 years, Mr. Mechura - 38 years and Mr. Voss - 36 years.

COMPARATIVE STOCK PERFORMANCE
Comparison of Five-Year Cumulative Total Return (a)
Crown Holdings, S&P 500 Index, Dow Jones “U.S. Containers & Packaging” Index (b)

(a)	Assumes that the value of the investment in Crown Holdings Common Stock and each index was $100 on December 31, 2000 and that all dividends were reinvested.
(b)
Industry index is weighted by market capitalization and is comprised of Crown Holdings, Aptargroup, Ball, Bemis, Chesapeake, Jarden, MeadWestvaco, Owens-Illinois, Packaging Corp. of America, Pactiv, Sealed Air, Smurfit-Stone Container, Sonoco Products and Temple-Inland.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed entirely of Directors who are independent under New York Stock Exchange listing standards. The Committee is responsible for establishing and administering the Company’s executive compensation program. This report describes both the principles under which the program is administered and the decisions that directly impacted the Chief Executive Officer during 2005.

Principles

Our guiding principle is to provide a program that enables the Company to retain and motivate a team of high quality executives who will create long-term value for the Shareholders. We do this by:

• Developing an ownership-oriented program that rewards for long-term improvement in total Shareholder return;

• Integrating all facets of the executive compensation program, including benefits available under employment contracts and the Company’s retirement plans with the Company’s short and long-term objectives and strategies;

• Regularly commissioning studies of competitive pay practices within the container industry and other manufacturing companies to ensure pay opportunities are generally within competitive norms; and

• Working with independent management consultants to monitor the effectiveness of the entire program.

In order to improve the Company’s performance and Shareholder value, we must continue to motivate existing management as well as attract and retain experienced managers at all levels in the Company. The specific components of the program are described below.

Base Salaries - In order to attract and retain high quality executives, we endeavor to maintain senior executive salaries within the competitive market rates as defined by the container and manufacturing industries. This peer group includes, but is not limited to, firms of the Company’s size in the container, non-durable manufacturing and general industry segments.

Annual Incentive Bonus - The Company has an Economic Profit Incentive Plan under which executives are eligible to receive an annual incentive bonus, up to a designated maximum annual bonus amount for each executive, upon the achievement of specific targets. The bonus targets are based on quantitative and qualitative elements as generally follows:

• 50% is based on the Company’s economic profit for the year (defined generally as net profit after tax less cost of capital employed, as adjusted for currency exchange rates and acquisitions/divestitures);

• 30% is based on the Company’s cash flow for the year (defined generally as modified operating cash flow as adjusted for average working capital variances); and

• 20% is based on qualitative factors (such as achievement of key strategic goals, business unit goals, and agreed-upon personal business goals in helping the Company to improve operations, efficiency and work procedures).

Long Term Incentives - The Committee believes that stock options and other stock-based incentives are an important link between the executive and Shareholder interests, and it is for that reason that option grants and, more recently, restricted stock grants have been a part of the executive compensation program. The program administered by the Committee under the Company’s stock-based plans offers annual grants that vary in size based on the Company’s and the executive’s performance. As part of its ongoing review of the competitiveness and effectiveness of the Company’s executive compensation programs, the Committee annually evaluates the components of the compensation system as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the compensation paid to the Company’s executives should be at risk contingent on the Company’s operating and market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based compensation and performance measures, in an effort to more closely align compensation with Shareholder interests and to increase executives’ focus on the Company’s long-term performance.

In summary, the Committee believes that its role in administering the executive compensation program is critical to the objective of driving performances to the ultimate benefit of the Shareholders. Base salaries need to be within competitive norms so that executives will be attracted, retained and motivated to fulfill their roles and responsibilities over the long-term. Annual incentive bonus awards deliver the message that a significant portion of compensation is received only when earnings and other strategic goals are achieved. In addition, benefits realized from long-term incentives, in the form of annual stock-based incentive grants, require continuous improvement in value created for the Shareholders.

Specific Decisions Impacting Compensation for the Chairman and Chief Executive Officer

Mr. Conway’s implementation of plans initiated in 2001 and 2002 continues to realize positive results for the Company. In 2004 and 2005, gross profits improved over the prior year by 18% and 12%, respectively. In 2005, the Company successfully divested its Global Plastic Closure business and refinanced its credit facility and substantially all of its second and third priority secured notes. In so doing, the Company expects to reduce its future interest expense substantially and improve the future maturity profile of the Company’s outstanding debt. Mr. Conway also continued to promote investment in emerging markets, particularly in Asia and the Middle East, as well as product development to ensure the Company can continue to offer customers brand enhancing products in the future.

After consultation with independent management consultants based on 2004 peer group results, the Committee decided to move Mr. Conway’s base compensation (consisting of base salary and annual bonus) to the 62.5 percentile and total compensation (consisting of base compensation and long-term incentive grants of stock options or restricted stock) to the 50th percentile of the peer group. Mr. Conway’s base salary was increased from $900,000 to $1,075,000 on January 1, 2005. Mr. Conway earned a bonus in 2005, payable in 2006, of $3,708,750 under the Economic Profit Incentive Plan, $3,461,500 of which was based upon meeting the economic profit and cash flow targets. On January 7, 2005, Mr. Conway was also granted 274,004 shares of restricted Common Stock, which vest ratably over the next three anniversaries of the grant date.

Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation to a public company’s chief executive officer and any of the four other most highly compensated officers in excess of $1,000,000, unless such compensation is “performance based” as defined under Section 162(m). All stock options granted to Crown Executive Officers are “performance based.” A portion of Messrs. Conway’s, Rutherford’s, Apted’s and Mechura’s 2005 compensation exceeded the threshold. Because the Company’s cost in realizing tax benefits under Section 162(m) may outweigh those benefits, the Committee intends to maintain flexibility to pay compensation that is not entirely deductible when sound direction of the Company would make that advisable.

This report is respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Hans J. Löliger, Chairperson
Arnold W. Donald
Harold A. Sorgenti
Jim L. Turner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP, independent registered public accountants, is the independent auditors for the most recently completed fiscal year. The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to audit and report on the Company’s financial statements for 2006. PricewaterhouseCoopers LLP performs annual audits of the Company’s financial statements and assists the Company in the preparation of various tax returns around the world. A representative or representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to questions raised orally at the Meeting or submitted in writing to the Office of the Secretary of the Company before the Meeting.

The Audit Committee reviewed the fees of PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2005 and December 31, 2004. (1) Audit Fees totaled $7,510,000 and $8,580,000 for the years 2005 and 2004, respectively. These fees represent professional services rendered for the audits of the internal controls and consolidated financial statements of the Company, including the US integrated financial statement and internal controls audit, statutory audits, issuance of comfort letters, consents and assistance with review of documents filed with the SEC. (2) Audit Related Fees totaled $1,639,000 and $208,000 for the years 2005 and 2004, respectively. The fees were for an audit of our divested plastic closures business performed during 2005 and other services for employee benefit plan audits and accounting consultations. (3) Tax Fees totaled $485,000 and $537,000 for the years 2005 and 2004, respectively. The fees were for tax compliance, including the preparation of tax returns and claims for refunds. (4) Tax Advisory Services totaled $986,000 and $1,064,000 for the years 2005 and 2004, respectively. These fees represent tax planning and advice related to divestitures. (5) All Other Fees totaled $119,000 and $58,000 for the years 2005 and 2004, respectively, and were for services rendered for translation and other assistance provided primarily in non-US subsidiaries. There were no fees associated with financial information systems design and implementation for 2005 and 2004.

All of the services described above were approved by the Company’s Audit Committee. The Audit Committee also evaluated whether the non-audit fees paid to PricewaterhouseCoopers LLP are compatible with maintaining their independence as auditors. The Audit Committee pre-approves all audit and permitted non-audit services, and related fees, to be performed by its independent auditors. Under the Audit Committee Charter, the Chairperson of the Audit Committee has the authority to review and approve all such proposed fees and reports back to the full Audit Committee. Pursuant to this authority, during 2005 the Chairperson reviewed and approved fees totaling less than $150,000 in the aggregate.

AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors by its oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company’s independent auditors, who report directly to the Audit Committee.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and its independent auditors the audited financial statements for the fiscal year ended December 31, 2005 and the Company’s system of internal controls and its effectiveness. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States. PricewaterhouseCoopers LLP has informed the Committee that they have given such an opinion with respect to the audited financial statements for the fiscal year ended December 31, 2005.

The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

Jenne K. Britell, Chairperson
William G. Little
Hugues du Rouret
William S. Urkiel

RATIFICATION OF APPOINTMENTOF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accountants, as independent auditors to audit and report on the Company’s financial statements for 2006.

Although the submission to Shareholders of the appointment of PricewaterhouseCoopers LLP is not required by law or the Company’s By-Laws, the Audit Committee believes it is appropriate to submit this matter to Shareholders to allow a forum for Shareholders to express their views with regard to the Audit Committee’s selection. In the event Shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

2006 STOCK-BASED INCENTIVE COMPENSATIONPLAN

The Board of Directors has adopted and recommends that the Shareholders approve the Crown Holdings, Inc. 2006 Stock-Based Incentive Compensation Plan. The general purpose of the Plan is to assist the Company, its subsidiaries and affiliates in attracting and retaining valued employees, by offering them a greater stake in the Company’s success and a closer identity with it and to encourage ownership of the Company’s stock by such employees. The Plan will accomplish these goals by allowing eligible employees of the Company, its subsidiaries and affiliates to receive awards of deferred stock, restricted stock, options or stock appreciation rights and cash payments. The number of shares of Company Common Stock available for awards under the terms of the Plan is 7,500,000 (subject to adjustments for stock splits, stock dividends and the like) which equals approximately 4.5% of the outstanding shares of Common Stock of the Company as of March 3, 2006. No individual employee may receive more than 750,000 shares under the Plan during any calendar year. The closing sales price of Company Common Stock reported on the New York Stock Exchange for March 3, 2006 was $19.39 per share.

Summary of the Plan

The following general description of certain features of the Plan is qualified in its entirety by reference to the Plan.

General. The Plan authorizes the grant of options, stock appreciation rights, restricted stock and deferred stock (collectively called “Awards”). Options granted under the Plan may be either “incentive stock options,” as defined in section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options, as determined by the Committee.

Eligibility. The Plan provides that Awards may be granted to any employee of the Company, its subsidiaries or affiliates (including a Director of the Company who is such an employee).

Administration. A committee appointed by the Board (the “Committee”) which will consist of at least two non-employee outside directors will administer the Plan. Subject to the other provisions of the Plan, the Committee has the authority to:

• interpret the Plan;

• establish and amend rules and regulations relating to the Plan;

• select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

• make all other determinations it deems necessary or advisable for the administration of the Plan.

Each Award granted under the Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

If any Award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award will again be available for future grant. In addition, any shares under the Plan that are used to satisfy award obligations under the plan of another entity that is acquired by the Company will not count against the remaining number of shares available. Finally, if there is any change in the Company’s corporate capitalization, the Committee in its sole discretion may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Plan, the number and kind of shares covered by Awards then outstanding under the Plan and the exercise price of outstanding options and stock appreciation rights.

Performance Goals

The Committee may condition the grant and vesting or exercise of options, stock appreciation rights, restricted stock and deferred stock on the achievement of performance objectives, including:

— the price of Common Stock,

— the market share of the Company, its subsidiaries or affiliates (or any business unit thereof),

— sales by the Company, its subsidiaries or affiliates (or any business unit thereof),

— earnings per share of Common Stock,

— return on shareholder equity of the Company,

— costs of the Company, its subsidiaries or affiliates (or any business unit thereof),

— cash flow of the Company, its subsidiaries or affiliates (or any business unit thereof),

— return on total assets of the Company, its subsidiaries or affiliates (or any business unit thereof),

— return on invested capital of the Company, its subsidiaries or affiliates (or any business unit thereof),

— return on net assets of the Company, its subsidiaries or affiliates (or any business unit thereof),

— operating income of the Company, its subsidiaries or affiliates (or any business unit thereof),

— net income of the Company, its subsidiaries or affiliates (or any business unit thereof), or

— any other financial or other measurement relating to the operations of the Company, its subsidiaries or affiliates (or any business unit thereof).

Deferred Stock and Restricted Stock

An Award of deferred stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period, subject to the fulfillment of conditions specified in the Award agreement.

An Award of restricted stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the restriction period. Each grant of restricted stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period. During the restriction period, the recipient has the right to receive dividends on, and to vote, the shares of restricted stock. In the discretion of the Committee, an Award of restricted stock may provide for a tax reimbursement cash payment in connection with the tax consequences resulting from such Award.

Options

An option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”). Each option agreement will specify the exercise price, the type of option, the term of the option, the date when the option will become exercisable and any applicable performance goals.

Exercise Price. The Committee will determine the exercise price of an option at the time the option is granted. The exercise price under an option will not be less than 100% of the fair market value of Common Stock on the date the option is granted.

Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement and generally may be made in cash, through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the option (a “cashless exercise”), or, with the Committee’s consent, with certain other shares of Common Stock owned by the optionee (including restricted stock). If an option is exercised with restricted stock that has not yet vested, the shares received upon exercise of the option will be subject to the same restrictions as the restricted stock.

Term of the Option. The term of an option granted under the Plan will be no longer than ten years from the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR and the date of exercise, payable in cash, shares of Common Stock, or any combination thereof. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date.

General Provisions

Vesting. Each grant of deferred stock shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant of restricted stock shall specify the duration of the restriction period and any other conditions under which the restricted stock would be forfeitable to the Company, including any applicable performance goals. Each grant of options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable.

Nontransferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or the laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options.

Effective Date, Amendments and Termination of the Plan. The Plan will be effective upon its approval by Company shareholders. The Board of Directors has the authority to amend or terminate the Plan at any time; provided, however, that shareholder approval is required for any amendment which (i) increases the number of shares available for Awards under the Plan (other than to reflect a change in the Company’s capital structure); (ii) results in the repricing of any option or SAR; or (iii) is otherwise required by applicable law or regulation. Finally, the Plan will terminate automatically ten years after it is approved by shareholders.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Deferred Stock. A participant realizes no taxable income and the Company is not entitled to a deduction when deferred stock is awarded. When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether at the time of sale the shares have been held for more than one year following the end of the deferral period. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Stock. Restricted stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock, and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such shares when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether at the time of sale the shares have been held for more than one year following the lapse of the restrictions. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to the fair market value of such shares when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Non-Qualified Options. A participant realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Under the Plan, non-qualified options may, with the consent of the Committee, be exercised in whole or in part with shares of Common Stock or restricted stock held by the participant. Payment in Common Stock or restricted stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in restricted stock, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options. A participant realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be a long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year.

Under the Plan, incentive stock options may, with the consent of the Plan Committee, be exercised in whole or in part with shares of Common Stock or restricted stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock or restricted stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in restricted stock, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs. A participant realizes no taxable income and the Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Common Stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Withholding

The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Company in an amount necessary to satisfy the withholding obligation.

New Plan Benefits

There have been no grants made under the Plan. Because benefits under the Plan will depend on the actions of the Committee and the value of the Company’s Common Stock, it is not possible to determine the benefits that will be received if the Plan is approved by Shareholders.

Requisite Vote

To be adopted, the Plan requires the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE 2006 STOCK-BASED INCENTIVE COMPENSATION PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, Executive Officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 2005, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements.

PROPOSALS OF SHAREHOLDERS

In order to be considered for inclusion in the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders, any Shareholder proposal intended to be presented at the meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania 19154 not later than November 24, 2006. In addition, the Company’s By-Laws currently provide that a Shareholder of record at the time that notice of the meeting is given and who is entitled to vote at the meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Secretary must be delivered or mailed, via Certified Mail-Return Receipt Requested, and received at the above address not less than 120 days, which is November 24, 2006, nor more than 150 days, which is October 25, 2006, prior to the first anniversary of the date on which the Company’s Proxy Statement for its previous Annual Meeting of Shareholders was first released to Shareholders. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company’s By-Laws will be furnished one copy without charge upon written request to the Secretary.

OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for Shareholders’ action at the Meeting, but if other matters do properly come before the Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

The Company filed its 2006 Annual Report on Form 10-K with the Securities and Exchange Commission on March 16, 2006. A copy of the Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Shareholder. Requests for copies of the Report should be sent to: Senior Vice President - Finance, Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania 19154.

WILLIAM T. GALLAGHER
Senior Vice President, Secretary &
General Counsel

Philadelphia, Pennsylvania 19154
March 24, 2006

CROWN HOLDINGS, INC.

2006 STOCK-BASED INCENTIVE COMPENSATION PLAN

CROWN HOLDINGS, INC.

2006 STOCK-BASED INCENTIVE COMPENSATION PLAN

1.  Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such Employees.

2.  Definitions

As used herein, the following definitions shall apply:

2.1.  “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2.  “Award” means a grant of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

2.3.  “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.4.  “Board” means the Board of Directors of the Company.

2.5.  “Change in Control” means any of the following events:

(a)  a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(a), Section 2.5(c) or Section 2.5(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(c)  the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)  the stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or otherwise disposes of all or substantially all of the Company’s assets.

2.6.  “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.7.  “Common Stock” means the common stock of the Company, par value $5.00 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.8.  “Company” means Crown Holdings, Inc., a Pennsylvania corporation, or any successor corporation.

2.9.  “Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an Outside Director.

2.10.  “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 6 of the Plan.

2.11.  “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.12.  “Employee” means an individual, including officers and directors, who is employed by the Company, a Subsidiary or an Affiliate.

2.13.  “Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

2.14.  “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

2.15.  “1934 Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.16.  “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.17.  “Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option.

2.18.  “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 8 of the Plan.

2.19.  “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

2.20.  “Participant” means any Employee who receives an Award.

2.21.  “Performance Cycle” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any Affiliate or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.22.  “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (xiii) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company, its Subsidiaries or Affiliates (or any business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

2.23.  “Plan” means the Crown Holdings, Inc. 2006 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.24.  “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.25.  “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.26.  “SAR” means a stock appreciation right awarded by the Committee under Section 9 of the Plan.

2.27.  “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.28.  “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.  Eligibility

Any Employee is eligible to receive an Award.

4.  Administration and Implementation of Plan

4.1.  The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their Employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

4.2.  Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3.  The Committee's powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iii) after having given the Participant a reasonable chance to exercise any outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs, (iv) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards, or (v) take such other action as the Committee shall determine to be appropriate.

4.4.  The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

5.  Shares of Stock Subject to the Plan

5.1.  Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 7,500,000 shares.

5.2.  Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock available for Awards that may be granted to any individual Employee shall not exceed 750,000 during any calendar year (the “Individual Limit”).

5.3.  If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR.

5.4.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

6.  Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

6.1.  Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant's account.

6.2.  Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Award Agreement.

6.3.  The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

7.  Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.1.  Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

7.2.  During the Restriction Period the Participant shall have the right to receive dividends from and to vote the shares of Restricted Stock.

7.3.  Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

7.4.  In the sole discretion of the Committee, an Award Agreement regarding Restricted Stock may provide for a tax reimbursement cash payment to be made by the Company to any Participant in connection with the tax consequences resulting from an Award of Restricted Stock, the lapse of restrictions on any Restricted Stock or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.

8.  Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

8.1.  Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

8.2.  Term of Options: The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

8.3.  Incentive Stock Options: Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by section 422(b) of the Code. Incentive Stock Options may not be granted to Employees of Affiliates.

8.4.  Payment of Option Price: The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock.

9.  Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

9.1.  The term of a SAR shall in no event be greater than ten years.

9.2.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

10.  Adjustments upon Changes in Capitalization

10.1.  In the event that the Committee shall determine that any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

10.2.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the status of the Award as “performance-based compensation” under Section 162(m) of the Code.

11.  Termination and Amendment

11.1.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action results in the “repricing” of any Option or SAR, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

11.2.  The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of an Award as “performance-based compensation” under Section 162(m) of the Code.

12.  No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company, any Subsidiary or Affiliate. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

13.  Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

14.  Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

15.  No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

16.  Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

17.  Securities Law Requirements

17.1.  No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

17.2.  The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

18.  Termination

Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

19.  Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

20.  Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, but without giving effect to the choice of law principles thereof.

21.  Effective Date

The Plan shall be effective as of the date approved by the Company’s shareholders.

CROWN HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS
Thursday, April 27, 2006
9:30 a.m.

Crown Holdings, Inc.
One Crown Way
Philadelphia, PA 19154-4599

Crown Holdings, Inc.
One Crown Way
Philadelphia, PA 19154-4599

proxy

Proxy for Annual Meeting of Shareholders to be held on April 27, 2006

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints John W. Conway, Alan W. Rutherford and William T. Gallagher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Holdings, Inc. held of record by the undersigned on March 14, 2006 at the Annual Meeting of Shareholders to be held at One Crown Way, Philadelphia, Pennsylvania on April 27, 2006 at 9:30 a.m., or any adjournments thereof, for the items shown below and, in the discretion of the Proxies, in any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 26, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cck/ — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 26, 2006.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Crown Holdings, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Jenne K. Britell 02 John W. Conway 03 Arnold W. Donald 04 Marie L. Garibaldi	05 William G. Little 06 Hans J. Löliger 07 Thomas A. Ralph 08 Hugues du Rouret	09 Alan W. Rutherford 10 Harold A. Sorgenti 11 Jim L. Turner 12 William S. Urkiel	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of independent auditors for the fiscal year ending December 31, 2006, which the Board of Directors unanimously recommends.	☐ For	☐ Against	☐ Abstain
3.	For a resolution to adopt the 2006 Stock-Based Incentive Compensation Plan, which the Board of Directors unanimously recommends.	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

____________________________________________

____________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.